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                                                                    Exhibit 3.90

[LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

  I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF


                               CORPORATE DOCUMENTS

                                       FOR

                         NEWBURY WASTE MANAGEMENT, INC.



                                          JULY 1, 2002

                                          GIVEN UNDER MY HAND AND THE SEAL
                                          OF THE STATE OF VERMONT, AT
                                          MONTPELIER, THE STATE CAPITAL


                                          /s/ Deborah L. Markowitz


                                          DEBORAH L. MARKOWITZ
                                          SECRETARY OF STATE

[SEAL]

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                                                                         V.44362

                             ARTICLES OF ASSOCIATION

                                     OF THE

                             NEWBURY LANDFILL, INC.


                                STATE OF VERMONT

                           SECRETARY OF STATE'S OFFICE

                               Filed August 1 1988


                                 /s/ [ILLEGIBLE]
                               ---------------------------
                                        Secretary of State

[ILLEGIBLE]

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                             ARTICLES OF ASSOCIATION

The name of the corporation shall be Newbury Landfill, Inc.

The initial registered agent shall be John Casella
                       (NOTE:  A corporation CANNOT be its own registered agent)

with registered office at Post Office Box 866, Rutland, Vermont 05701

The corporation shall be located at Post Office Box 866, Rutland, Vermont 05701

The operating year shall be? Calendar December 31   Fiscal                     .
                                     ------------         --------------------
                                       (Dec 31)                 (Month-day)

If a fiscal year ending is not specified, the calendar year ending December 31st shall be designated as your fiscal year ending.

The period of duration shall be (if perpetual so state) perpetual.

Please check appropriate box:

     /X/  Vermont General Corporation (T.11, Ch.17)

     / /  Vermont Professional Corporation (T.11, Ch.3)

     / /  Vermont Non-Profit Corporation (T.11, Ch. 19)

This corporation is organized
  for the purpose of:           to own and operate a landfill business and
                                disposal facilities, and any other activity associated therewith or necessary thereto not repugnant to the laws of the State of Vermont or any other jurisdiction wherein the said Newbury
                                Landfill, Inc. shall be authorized to do business.

Here set out purposes clearly and briefly, using separate paragraphs to cover each separate purpose.

EACH VERMONT CORPORATION MUST FILE AN ANNUAL REPORT WITHIN TWO AND ONE HALF (2 1/2) MONTHS AFTER THE EXPIRATION OF ITS FISCAL YEAR ENDING.

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The following information regarding shares must be completed by business corporations. Non-profit corporations cannot have shares.

The aggregate number of shares the corporation shall have authority to issue is _____ shares, preferred, with a par value of (if no par value, so state)
100 shares, common, with a par value of (if no par value, so state)
ONE DOLLAR EACH

If preferred shares are provided for, state here briefly the terms of preference. If shares are to be divided into classes or series, state here the designations, preferences, limitations, and relative rights of each class or series.

DIRECTORS: Business corporations with three or more shareholders must have at least three directors. If there are fewer than three shareholders, the number of directors may be equal to; but not less than, the number of shareholders.

Non-profit corporations must have at least three directors.

The initial board of directors shall have two members with the following serving as directors until their successors be elected and qualify:

Having named fewer than three directors I hereby state that the number of shareholders does not exceed the number of directors.

        DIRECTORS:                             Post Office Address

     John W. Casella                Post Office Box 866, Rutland, Vermont 05701

     Douglas Casella                Post Office Box 866, Rutland, Vermont 05701

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated at Rutland, in the County of Rutland this _________ day of July 1988.

          Incorporators                         Post Office Address

/s/ John W. Casella                 Post Office Box 866, Rutland, Vermont 05701
------------------------
John W. Casella


/s/ Douglas Casella                 Post Office Box 866, Rutland, Vermont 05701
------------------------
Douglas Casella

Names must be PRINTED OR TYPED under all signatures, No. 101 Acts of 1965.

IN ADDITION TO ALL THE PRECEDING INFORMATION VERMONT PROFESSIONAL CORPORATIONS MUST COMPLETE THE CERTIFICATE ON THE LAST PAGE OF THIS APPLICATION.

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                                                                         V.44362

[LOGO]                          STATE OF VERMONT                 Fee $5.00

                          OFFICE OF SECRETARY OF STATE


                                   CERTIFICATE

                                       OF

                               ISSUANCE OF SHARES

     NEWBURY LANDFILL, INC. a corporation organized and existing under the laws of the State of Vermont issued the following number of shares on August 5, 1988.

Common Shares:

     _________ shares having no par value

        100    shares having a par value of $1.00 per share.

Preferred Shares:

     _________ shares having no par value

     _________ shares having a par value of ____ per share.


(Here designate series
and classes of shares
issued, if any)


                                                          8/11/88
                                              ----------------------------------
                                                            Date


                                                     /s/ John W. Casella
                                              ----------------------------------
                                                 President or Vice President


                                                    /s/ Douglas R. Casella
                                              ----------------------------------
                                                   Secretary or Treasurer

                      ************************************

THIS CERTIFICATE MUST BE SIGNED BY TWO OFFICERS AS INDICATED AND FILED WITH THE SECRETARY OF STATE WITHIN 30 DAYS OF THE ISSUANCE OF SHARES.

   STATE OF VERMONT                               VERMONT
OFFICE OF SECRETARY OF STATE                SECRETARY OF STATE
FILED 9/6/88                                 88 SEP-6 PM 2:49
/s/ [ILLEGIBLE]
-----------------

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                                                                         V.44362

                                STATE OF VERMONT                     FEE
                                                               See Reverse Side
                          OFFICE OF SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                                       OF

                             NEWBURY LANDFILL, INC.

a corporation organized and existing under the laws of the State of Vermont with its registered office at Post Office Box 866, Rutland, Vermont 05701 called a meeting of the shareholders on the 25th day of August, 1988 to amend the Articles of Association as follows:

/X/ To change the corporate name to: Newbury Waste Management, Inc.

/ / To add the following: / / To delete the following: / / To change them as follows:


/ / To alter its authorized shares in the manner described below:

At the time of the meeting there were 100 shares outstanding and 100 entitled to vote (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares).

The number of shares voting for and against the amendment were (if the shares of any class are entitled to vote as a class, designate below the class and number of outstanding shares).

      Unanimous vote in favor of name change

Date: 8/25/88                                        /s/ John W. Casella
                                              ----------------------------------
                                                 President or Vice President


                                                    /s/ Douglas R. Casella
                                              ----------------------------------
                                                         Secretary

     VERMONT
SECRETARY OF STATE

9-9-88